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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-91847, 333-92705, 333-31506, 333-34104 and
333-58454) and Form F-3 (No's. 333-39278, 333-44994, 333-57036 and 333-67572)
of Amdocs Limited of our report dated January 19, 1999, except for Note 11 for which the date is March 12, 1999 relating to the financial statements of Clarify Inc., which appears in the Report of Foreign Private Issuer on Form 6-K/A of Amdocs Limited dated February 11, 2002

/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
San Jose, California
February 8, 2002